PLEASE MARK, SIGN AND RETURN IMMEDIATELY

                     CNB BANCORP, INC.

           PROXY FOR ANNUAL MEETING - APRIL 15, 1997

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of CNB BANCORP, INC. do hereby nominate, constitute and appoint, Leon Finkle, Brian K. Hanaburgh and Theodore E. Hoye, Jr. or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place, and stead to vote all the common stock of said Company, standing in my name on its books at the Annual Meeting of its Shareholders to be held at the HOLIDAY INN, 308 NORTH COMRIE AVENUE, JOHNSTOWN, NY on April 15, 1997 at 4:00 p.m., or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

                                                           CHECK ONE BOX ONLY

  1. To elect Robert L. Maider, John C. Miller and         For
     Frank E. Perrella to serve as members of the          All
     Board of Directors of the Company for a          Nominees
     period of three years.

     Withhold Authority as to All Nominees

     ALL Nominees Except Those Listed in the
     Space Provided Immediately Below

______________________________________________________

  2. To amend the Certificate of Incorporation of the      Yes
     Company to increase the number of shares of            No
     authorized common stock to 5,000,000 shares       Abstain
     and to reduce the par value of the common stock to $2.50 per share.

  3. At the discretion of the Proxies, to vote for or against any other proposition which may come before the meeting or any adjournment thereof. The Board of Directors knows of no other business to be brought before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE IN FAVOR OF ALL OF THE NOMINEES LISTED ABOVE AND IN THE PROXY STATEMENT, AND IN FAVOR OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION UNLESS OTHERWISE INSTRUCTED HEREIN BY THE SIGNER. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE
FOR OR AGAINST ANY OF THE FOLLOWING MATTERS:

  (1) ANY OTHER PROPOSITION WHICH MAY BE PRESENTED AT THE MEETING. THE BOARD OF DIRECTORS, AT THE DATE OF THE NOTICE OF THE MEETING, KNOWS OF NO SUCH MATTERS EXCEPT A PROPOSITION TO APPROVE THE MINUTES OF THE LAST MEETING OF SHAREHOLDERS, BUT SUCH APPROVAL SHALL NOT AMOUNT TO A RATIFICATION OF ACTION TAKEN AT THAT MEETING.

  (2) PROPOSITIONS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                                               Dated:_________________, 1997
                                                     _________________(L.S.)
                                                     _________________(L.S.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.
All joint owners must sign.

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of CNB BANCORP, INC. will be held at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York at 4:00 p.m. on April 15, 1997 for the purpose of considering and voting upon the following matters:

      1. To elect three directors.

      2. To amend the Certificate of Incorporation of the Company to increase the number of shares of authorized common stock to 5,000,000 shares and to reduce the par value of the common stock to $2.50 per share.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

As the record date for the meeting the Board of Directors has set
March 14, 1997. Only holders of the Company's common stock of record at the close of business on such date will be entitled to vote at such meeting.

A copy of the annual report for the calendar year ended December 31, 1996 is being mailed to all shareholders together with this notice of the annual meeting. The annual report is not a part of the proxy soliciting material.

                                     By Order of the Board of Directors

                                             George A. Morgan
                                       Vice President & Secretary

March 14, 1997

                                IMPORTANT

Whether or not you contemplate attending the meeting, it is suggested that the enclosed Proxy be executed and returned promptly to the Company in the enclosed reply envelope. If you attend the meeting, you may withdraw your Proxy. No officer or employee of the Company may be named as Proxy.

                             CNB BANCORP, INC.

   Principal Office - 10-24 North Main Street, Gloversville, New York 12078

                             PROXY STATEMENT
                                  FOR
                     ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held April 15, 1997

                          GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation, by the Board of Directors of CNB Bancorp, Inc., a New York corporation
(the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, April 15, 1997 at the Holiday
Inn, 308 North Comrie Avenue, Johnstown, New York 12095. At the Annual Meeting, shareholders of the Company are being asked to consider and vote upon the election of three directors for three year terms and the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000 shares to 5,000,000 shares and to reduce the common stock's par value from $5.00 to $2.50 per share. This proxy statement and the form of proxy are first being sent to shareholders on March 14, 1997. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the meeting will not, in and of itself, constitute revocation of a proxy).

All shares represented by valid proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given proxies will be voted FOR the nominees presented herein and FOR the approval of the amendment to the Certificate of Incorporation of the Company.

Proxies will be solicited by mail. They may also be solicited by directors, officers, and regular employees of the Company and the City National
Bank and Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. The Company will bear all costs of soliciting proxies. In addition the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of the Company's common stock on the record date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and Notice of Annual Meeting, to the beneficial owners of such shares.

As of March 14, 1997, there were 1,600,000 shares of common stock, $5.00 par value, of the Company outstanding. Only holders of such stock at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share held. As of February 18, 1997, of the total outstanding, 9,800 shares were held by the Trust Department of the Bank as sole trustee. Such number of shares as may be held by the Bank in this manner on the record date will not be voted in the election of directors. Directors are elected by a plurality of the votes cast at the meeting. There is no cumulative voting for directors. The approval of the amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of common stock to 5,000,000 shares and reducing the par value of the common stock to $2.50 per share requires the affirmative vote of a majority of the issued and outstanding shares of common stock of the Company.

As of February 18, 1997, directors and officers of the Company beneficially owned an aggregate of 117,532 shares of the Company's common stock, which represented 7.35% of the shares of common stock then outstanding.

No person is known to the Company to be the beneficial owner of more than five per cent of the Company's common stock.

              SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

In order for shareholder proposals to be eligible for inclusion in the Company's proxy material relating to its 1998 Annual Meeting, they must be directed to the Secretary of the Company and received no later than November 21, 1997.

                              PROPOSAL NUMBER 1
                            ELECTION OF DIRECTORS

The by-laws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 members and that the total number of directors may be fixed by action of the Board of Directors or the shareholders. The by-laws further provide that the directors shall be divided into three (3) classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors;
and Class 3, consisting of not more than nine (9) directors. Each class holds office for a term of three years, but only one class comes up for election each year. The Board of Directors has fixed the number of directors at eleven. A total of three people have been designated by the Board as nominees for election at this meeting for three-year terms as directors in Class 2, to expire at the annual meeting to be held in 2000. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

Nominations for directors to be elected at an annual meeting of shareholders, must be submitted to the Secretary of the Company in writing not later than the close of business on the thirtieth (30th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder:
(a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and
(e) the number of shares of common stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the presiding officer of the meeting.

All nominees are currently directors of the Company and of the Bank and will be nominated for election to serve until their successors are elected. Except as noted below, all of the nominees have held the same or another executive position with the same employer during the past five years.

It is the intention of the persons named in the proxy to vote for the election of the following nominees, all of whom have consented to be named in this Proxy Statement, to serve if elected, and to hold office until their successors are elected and qualified. If any nominee is unavailable for election or declines to serve, the shares may be voted for a substitute nominee. The names of the nominees for election for a term of three years and certain information as to each of them are as follows:


                                                                                               Shares of Common Stock
                                                                                               of the Company Beneficially
                                                                                               owned as of February 18, 1997
                                                                                               Bracketed < > numbers refer to
                                                                                               footnotes below

Name, Age, Other Positions with
the Company, Principal Occupation
and Directorships of Other                        Director
Publicly Owned Companies                          Since                  Expires               Number<F1>            Percent

CLASS 2
John C. Miller, 66
President
John C. Miller, Inc.
Automobile Dealer                                 1988                   1997                  46,000.               2.88

Frank E. Perrella, 69
President
JBF Industries, Inc.
Tannery                                           1988                   1997                  34,800.<F2>           2.18

Robert L. Maider, 65
Attorney-at-Law
Maider & Smith                                    1988                   1997                  17,544.               1.10


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THESE NOMINEES.

The following named members of the Board of Directors of CNB BANCORP, INC. will continue in office until the end of their terms:



                                                                                               Shares of Common Stock
                                                                                               of the Company Beneficially
                                                                                               owned as of February 18, 1997
                                                                                               Bracketed < > numbers refer to
                                                                                               footnotes below

Name, Age, Other Positions with
the Company, Principal Occupation
and Directorships of Other                        Director
Publicly Owned Companies                          Since                  Expires               Number<F1>            Percent

CLASS 3

Theodore E. Hoye, Jr., 71                         1988                   1998                  4,200.<F3>            .26
Attorney-at-Law
Hoye & Hoye

George A. Morgan, 54
Vice President and Secretary
of the Company
Executive Vice President,
Cashier and Trust Officer
of the Bank                                       1991                   1998                    816.                .05

Clark D. Subik, 42
President
Superb Leather, Inc.
Leather Merchandiser                              1995                   1998                    700.                .04

Deborah H. Rose, 46
Vice President
Hathaway Agency, Inc.
General Insurance                                 1996                   1998                  3,020.<F4>            .19

CLASS 1

William N. Smith, 56
Chairman of the Board,
President and Chief Executive
Officer of the Company and the Bank               1988                   1999                  2,000.                .13

Brian K. Hanaburgh, 47
Owner
D/B/A McDonald's Restaurants
Fast Food Restaurants                             1994                   1999                    600.<F5>            .04

Leon Finkle, 72
Chairman of the Board
Finkle Distributors, Inc.
Candy and Tobacco Distribution                    1988                   1999                  2,400.<F6>            .15

Clark Easterly, Sr., 70
Chairman of the Board
The Johnstown Knitting Mill Company
Manufacturer of Knitwear                          1992                   1999                  3,632.<F7>            .16

<F1> The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" as set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

<F2> Includes 34,000 shares owned individually by his spouse.

<F3> Includes 1,000 shares owned individually by his spouse.

<F4> Includes 820 shares owned as custodian.

<F5> Includes 200 shares owned individually by his spouse.

<F6> Includes 800 shares owned individually by his spouse.

<F7> Includes 1,400 shares owned individualy by his spouse.


                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company met six times during 1996. All members, except for Messrs. Hoye and Subik, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they are members.

The Board of Directors of the Company does not have a standing nominating committee. This function is performed by the Company's Executive Committee which met four times during 1996. Its members are Messrs. Smith, Chairman; Hoye, Morgan and Perrella, and in addition, up to two other members of the Board may serve as rotating members on a monthly basis. The Executive Committee reviews and recommends to the full Board of Directors nominees for election or re-election as directors. The Executive Committee will consider the names of individuals recommended by shareholders for nomination to be directors of the Company. Persons wishing to recommend individuals for consideration should send such recommendations to the Secretary of the Company.

The Company and the Bank have standing audit committees. Their members are Company and Bank directors; Perrella, Chairman; Easterly, Miller, Rose and Subik. These Committees met six times in 1996. The Committees each year verify certain assets of the Bank. KPMG Peat Marwick, LLP, certified public accountants, are engaged to perform an audit of the full financial statements of the Company and the Bank, in accordance with generally accepted auditing standards. The Committees meet with representatives of KPMG Peat Marwick, LLP, to discuss the results of their audit, and these results are then reported to the full Board of Directors. The Chairman of the Committees, from time to time during the year, held informal meetings with the Company and Bank's internal auditor.

The Bank has a Compensation Committee that met twice in 1996. Its members are Messrs. Hoye, Chairman; Easterly and Miller. The Committee reviews the salaries and other forms of compensation of the key executive officers of the Bank, reviews salary policies and general salary administration throughout the Bank and recommends to the Board of Directors profit sharing contributions to be made to the Employee Profit Sharing Plan.

                         SECTION 16 TRANSACTIONS

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company assists executive officers and directors in filing the required reports and, to its knowledge during the year 1996, all filing requirements applicable to officers and directors were met.

                     INDEPENDENT PUBLIC ACCOUNTANTS

KPMG Peat Marwick, LLP, were the Company's accountants for the fiscal year most recently completed. While no accountants have been selected for the current year, the Company anticipates that KPMG Peat Marwick, LLP will continue as the Company's accountants. Representatives of KPMG Peat Marwick, LLP, are not expected to be present at the shareholders meeting and, therefore, will not be available to respond to questions of shareholders.

                     EXECUTIVE OFFICERS COMPENSATION

At present, officers of the Company are not compensated in any way for their services. The following summary compensation table shows the annual compensation for the last three fiscal years for the Bank's chief executive officer, and executive vice president, the only officers of the Company or the Bank whose total salaries and bonuses exceeded $100,000 in 1996.


                                    SUMMARY COMPENSATION TABLE


                                         Annual Compensation
Name and                                                                            All Other
Principal Position            Year             Salary             Bonus             Compensation<F1>

William N. Smith,             1996             $159,000           $6,360            $14,918
 Chief Executive              1995             $150,000           $6,000            $14,590
 Officer, Chairman            1994             $143,000           $5,720            $13,546
 of the Board and
 President of both
 the Company and the
 Bank

George A. Morgan              1996             $106,000           $4,240            $13,054
Vice President and            1995             $100,000           $4,000            $12,053
Secretary of the Company      1994             $ 89,000           $3,560            $ 9,984
and Executive Vice-President,
Cashier and Trust Officer
of the Bank


<F1> Includes contributions to Mr. Smith's profit sharing plan account of $9,068, $8,740 and $9,346 and Board of Directors fees of $5,850, $5,850 and $4,200 for the years 1996, 1995 and 1994 respectively and contributions to Mr.Morgan's profit sharing plan account of $7,204, $6,203 and $5,784 and Board of Directors fees of $5,850, $5,850 and $4,200 for the same period.


                             COMPENSATION OF DIRECTORS

At present, directors of the Company are not compensated in any way for their services. The Board of Directors of the Bank are the same individuals who are directors of the Company. Directors of the Bank are compensated for all services as directors, as follows:

For attending regular and special meetings of the Board; $450.00 for each meeting. For service as regular members of the Executive and Discount Committee, except salaried officers; $11,700.00 per annum, payable quarterly. For service as special members of the Executive and Discount Committee; $900.00 for the month of service. For service as members of the Trust Investment Committee, except salaried officers; $2,700.00 per annum, payable quarterly. For service as members of the Examining Committee; $225.00 for each meeting attended. In addition to the foregoing, the Chairman of the Examining Committee receives an annual fee of $600.00, payable quarterly. For service as members of the Compensation Committee, $225.00 for each meeting attended.

                         COMPENSATION PURSUANT TO PLANS

Retirement Plans - The following table shows the estimated annual benefits payable upon retirement under the pension plans of the Bank based on specific compensation and years of service classifications.



                  ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED

Highest 5-Year Average                              Years of Service
Base Compensation                       20               30                40

$ 25,000                                 6,300             9,450           12,588
  50,000                                14,798            22,196           29,021
  75,000                                23,548            35,321           45,896
 100,000                                32,298            48,446           62,771
 125,000                                41,048            61,571           79,646
 150,000                                49,798            74,696           96,521
 175,000                                58,548            87,821          113,396
 200,000                                67,298           100,946          130,271


The Bank has a non-contributory defined benefit retirement plan by participation in the New York State Bankers Retirement System. This
Plan covers all employees of the Bank age 21 years, and less than 65 years, with more than one year of service who complete 1,000 or more hours of service during the year. Benefits are based on the number of years of service and salary at retirement. An employee becomes fully vested in the Plan after five years of service. The amount of contributions, payment, or accrual, in respect to a specified person, is not and cannot readily be separately or individually calculated by the actuaries of the Plan. During 1996, the aggregate amount expensed for retirement contributions to the Plan equaled approximately 4.37% of the total covered remuneration paid to participants in the Plan.
In addition, the Bank has entered into an Agreement with William N. Smith whereby the Bank has agreed to pay Mr. Smith a supplemental retirement benefit equivalent to the excess of the benefit he would receive under the Plan if the compensation limitations provided by
Section 401 (a) (17) of the Internal Revenue Code did not exist over his Plan benefit. The agreement also provides that, for purposes of computing the supplemental benefit payable to Mr. Smith, he will receive credit for an additional ten years of service beyond his actual service with the Bank and the Company. Mr. Smith's supplemental retirement benefit under this Agreement is only payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank has purchased a life insurance policy on Mr. Smith's life so that it will have funds available to satisfy its obligations under this Agreement. This life insurance is held in a so-called "Rabbi" trust but is available to the creditors of the Bank. Under the Plan, as supplemented by the Agreement, each participant who retires at age 65 is entitled to receive an annual retirement income for life equal to 1.75% of the average of the highest consecutive five years of compensation during his or her career (average compensation) times creditable service up to 35 years, plus 1.25% of the average compensation times creditable service in excess of 35 years (up to five such years), less .49% of the final three year average compensation (limited to covered compensation, which is defined as the average of the individual's last 35 years of taxable social security wage base), times creditable service up to 35 years. Estimated annual benefits to individual employees for the years of service indicated, exclusive of social security benefits, are shown in the preceding table. (The Plan and the Agreement contain provisions for optional benefits of equivalent actuarial value which may be elected by the employee.) As of December 31, 1996, William
N. Smith had 21 years of credited service with the Bank and George
A. Morgan had 29 years.

Profit Sharing Plans - The Bank has a deferred profit sharing plan.
At present, the profit sharing plan provides for annual contributions, if any, by the Bank, at the discretion of the Board of Directors.
Employees are eligible to participate in the profit sharing plan after completing one year of service with the Bank and having reached age
21 years. Contributions on behalf of participating employees are allocated to participants' shares in proportion to their annual compensation.
Amounts expensed for deferred profit sharing plan contributions are included in the above summary compensation table. Participants are fully vested over a six year period. Contributions are invested and administered by the Bank as sole trustee and administrator.
In addition, the Agreement between William N. Smith and the Bank provides that Mr. Smith will receive credit in an account maintained on the books of the Bank for an amount equal to the difference between the amount actually credited to Mr. Smith's account under the profit sharing plan and the contribution he would have received without regard to the compensation limitations of Section 401 (a) (17) of the Internal Revenue Code. The balance in Mr. Smith's supplemental profit sharing account is payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank is contributing money to the "Rabbi" trust previously referred to so that it will have funds available to satisfy its obligation under the Agreement to pay Mr. Smith supplemental profit sharing benefits.

Director Fees Plan - The Bank has a deferred fees plan for directors.
This plan allows directors the election to defer the receipt of meeting fees to a future date. Deferred fees are credited, together with interest accruing thereon, to a separate liability account. Interest is credited annually at a rate of twenty-five basis points above the six month
Treasury Bill average discounted rate for the year. The balance of any account is payable to the director, or to his designated beneficiaries, in a lump sum or in up to ten annual installments, at the election of the director. Payments begin on a date specified by the director or upon his termination as a director of the Bank, whichever is applicable, or upon his death, whichever shall occur first.

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The objective of the Bank's compensation program is to attract and retain high quality personnel to lead the organization in a changing industry, to produce sustainable, profitable earnings in support of shareholder interests, to meet customer needs and to serve the communities in which the Company and the Bank operates.

The Compensation Committee reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance.

Appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within banking industry peer groups. Holiday bonuses are paid to all Bank employees and are equal to approximately two weeks base salary. The Bank does not have a long term incentive plan.

The Company's performance is measured by analysis of selected peer group comparisons, with a major consideration given to net income.

Members of the Compensation Committee are: Theodore E. Hoye, Jr.,
Chairman; Clark Easterly, Sr., and John C. Miller.

                         PERFORMANCE GRAPH

The following line graph presentation compares the five-year cumulative total shareholder return on CNB Bancorp, Inc's common stock against the cumulative total return of the Standard & Poor's 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index (KBW 50). The graph assumes that $100 was invested on December 31, 1991 and includes both price change and reinvestment of cash dividends. Graph points are as of December 31 of each year.

The KBW 50 Index is made up of fifty of the nation's most important banking companies, including both money center and major regional banks, and is considered to be representative of the price performance of the nations' largest banks. It should be kept in mind that, by design, the KBW 50 Index does not reflect the price or total return performance of smaller banking companies.


          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN<F1>
  AMONG CNB BANCORP, INC., THE S & P 500 INDEX AND THE KBW 50 INDEX


                                 12/91           12/92           12/93           12/94           12/95           12/96

CNB Bancorp, Inc.                $100            $110            $134            $172            $196            $224

S & P 500                        $100            $108            $118            $120            $165            $203

KBW 50                           $100            $127            $134            $128            $204            $289


<F1> $100 invested on 12/31/91 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.


                         RELATED PARTY TRANSACTIONS

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many of its directors, executive officers, and the businesses in which they are associated. During the calendar year 1996, loans to directors and executive officers, together with their business interests, reached maximum aggregate totals of $2,638,203, 9.51% of the December 31, 1996 equity capital accounts. At year-end 1996, loans to directors and executive officers, together with their business interests, were $1,868,941, 6.74% of the December 31, 1996 equity capital accounts. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

Robert L. Maider, who is a member of the Board of Directors, is a partner of the law firm of Maider & Smith, which the Bank has retained in the past and proposes to retain in the current fiscal year. During 1996, the Bank made payments to this firm for services in the amount of $75,577.04.

                             PROPOSAL NUMBER 2
      TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously approved the amendment of the Company's Certificate of Incorporation to increase the number of shares of common stock which the Company may issue from 2,000,000 shares to 5,000,000 shares and to reduce the par value of the Company's common stock from $5.00 per share to $2.50 per share. As of February 18, 1997 the Company had 1,600,000 shares of common stock, $5.00 par value, issued and outstanding. Each presently issued and outstanding share of common stock $5.00 par value, will, upon amendment of the Certificate of Incorporation, be automatically converted into one share of common stock, $2.50 par value. The stated capital of the Company will be reduced by $4,000,000 as a result of the amendment of the Certificate of Incorporation. The amount of the reduction will become capital surplus. The proposed amendment will have no meaningful affect on the Company's ability to pay dividends. Other than described above, there will be no change in the rights or privileges of the common shareholders.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the number of authorized shares of common stock in order to have additional shares available for issuance to meet a variety of business needs as they may arise and to enhance the Company's flexibility in connection with possible future actions. These business needs and actions may include stock dividends, stock splits, corporate business combinations, funding of business acquisitions, and other corporate purposes. Although the Board periodically considers transactions such as those listed above, it currently does not have plans to issue any such common stock .

The par value of the Company's common stock is being reduced so as to minimize the capital stock tax payable by the Company.

Reference is made to the Company's financial statements contained in its 1996 Annual Report to Shareholders, which financial statements are incorporated by reference herein.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                            OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than as indicated above that will come before the meeting. In the event that any other matter properly comes before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.

A COPY OF FORM 10K (ANNUAL REPORT) FOR 1996, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE BY WRITTEN REQUEST TO GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY, CNB BANCORP, INC. 10-24 NORTH MAIN STREET, GLOVERSVILLE, NY 12078.

All shares represented by proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time.

                                       By Order of the Board of Directors

                                                George A. Morgan
                                           Vice President & Secretary

March 14, 1997
Enclosure

                        PLEASE MARK, SIGN, DATE AND MAIL
                                YOUR PROXY NOW!